EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Capitol Bancorp Ltd.
Lansing, Michigan

We hereby consent to the incorporation by reference in Registration Statements Nos. 333-15111, 333-153121, 333-122278, 333-104665, 333-84009, and 333-41215 on Form S-3, Registration Statements Nos. 333-157263, 333-139235, 333-137910, 333-137367, 333-129778, 333-128850, 333-124417, 333-116571, 333-113931, and 333-115110 on Form S-4 and Registration Statements Nos. 333-122278, 333-144180, 333-137092, 333-126206, 333-105339, 333-105314, 333-99175, 333-97189, and 333-30521 on Form S-8 of Capitol Bancorp Ltd. of our report dated March 11, 2009 (July 7, 2009 as to the effects on the consolidated financial statements of the retrospective presentation of the adoption of Financial Accounting Standards Board Statement No. 160 and a merger of nine wholly-owned bank subsidiaries as described in Notes A and B to the consolidated financial statements), relating to the consolidated financial statements of Capitol Bancorp Ltd., (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the retrospective adoption of a new accounting principle in 2009), which appears in this Form 8-K.

/s/ BDO Seidman, LLP
July 7, 2009
Grand Rapids, Michigan